Exhibit 12.1

      Statement Regarding Computation of Ratio of Earnings to Fixed Charges

                                                                    Exhibit 12.1

               Intervest Corporation of New York and Subsidiaries
               Computation of Ratios of Earnings to Fixed Charges

                                                                                                For the Three Months Ended March 30,
                                                                                                ------------------------------------
                                                                                                               2002
                                                                                                               ----
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                                $   490
Fixed charges (1)                                                                                             1,491
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Earnings before income taxes and fixed charges                                                              $ 1,981
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Earnings to fixed charges ratio                                                                              1.33 x
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                                                                                                For the Three Months Ended March 30,
                                                                                                ------------------------------------
                                                                                                               2001
                                                                                                               ----
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                                $   (98)
Fixed charges (1)                                                                                             1,774
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                                              $ 1,676
------------------------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                               .94 x
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                                                                                                For the Year Ended December 31, 2001
                                                                                                ------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                                $ 1,073
Fixed charges (1)                                                                                             6,511
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Earnings before income taxes and fixed charges                                                              $ 7,584
------------------------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                              1.16 x
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                                                                                                For the Year Ended December 31, 2000
                                                                                                ------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes, less effect of extraordinary item, net                                        $   417
Fixed charges (1)                                                                                             7,636
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                                              $ 8,053
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Earnings to fixed charges ratio                                                                              1.05 x
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                                                                                                For the Year Ended December 31, 1999
                                                                                                ------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                                $ 1,052
Fixed charges (1)                                                                                             9,050
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Earnings before income taxes and fixed charges                                                              $10,102
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Earnings to fixed charges ratio                                                                              1.12 x
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                                                                                                For the Year Ended December 31, 1998
                                                                                                ------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                                $ 1,748
Fixed charges (1)                                                                                             9,401
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes and fixed charges                                                              $11,149
------------------------------------------------------------------------------------------------------------------------------------
Earnings to fixed charges ratio                                                                              1.19 x
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                                                                                                For the Year Ended December 31, 1997
                                                                                                ------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                                $   819
Fixed charges (1)                                                                                             9,139
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Earnings before income taxes and fixed charges                                                              $ 9,958
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Earnings to fixed charges ratio                                                                              1.06 x
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
(1) Fixed charges represent interest on debentures and amortization of debenture offering costs.